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EXHIBIT 9.1

                        Irrevocable Proxy Agreement


     This Agreement, entered into this _____ day of _____ 2005, is by and between Jason Daggett, (hereinafter the "Proxyholder") and ____________, a shareholder of the Liquid Group (hereinafter the "Stockholder").

                                  Recitals
                                  --------

     Whereas, the Company is in the process of restructuring and recapitalizing itself to enhance its business prospects and operations;

     Whereas, the Stockholder has agreed to provide services to the Company, either in the capacity of an employee or as a consultant;

     Whereas, the Proxyholder is the President and Chief Executive Officer of the Company and is essential to the organization of the Company; and

     Whereas, the Stockholder is willing to grant to the Proxyholder the right to vote the shares owned by such party for a limited period of time in order to allow Proxyholder the opportunity to restructure and recapitalize the company;

     Now, therefore, in consideration of the mutual terms and conditions set forth herein, and for other consideration the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Issuance of Proxy.
          ------------------
          Except as limited herein, the Stockholder hereby irrevocably constitutes and appoints Proxyholder the true and lawful attorney, agent and proxy, with full power of substitution, of the Stockholder for the period hereinafter defined, for and in the name, place and stead of the Stockholder, TO VOTE ALL SHARES OF THE COMPANY NOW OR HEREAFTER OWNED BY THE STOCKHOLDER WHETHER OF RECORD OR BENEFICIALLY AND ALL SHARES IN WHICH THE STOCKHOLDER NOW OR HEREAFTER MAY HAVE ANY LEGAL OR BENEFICIAL INTEREST, TO VOTE SUCH SHARES OF STOCK AT ANY AND ALL MEETINGS OF THE SHAREHOLDERS OF THE COMPANY, WHETHER REGULAR OR SPECIAL, AND AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, AND TO EXECUTE WITH RESPECT TO SAID SHARES OF STOCK ANY AND ALL INSTRUMENTS, CONSENTS, DIRECTIONS OR OTHER DOCUMENTS RELATIVE TO THE CORPORATE AFFAIRS OF THE COMPANY OR CALLING FOR THE APPROVAL OR DISAPPROVAL OF ANY CORPORATE ACT OR TRANSACTION BY THE SHAREHOLDERS OF THE COMPANY.

     2.   Term.
          -----
          The term of this Agreement shall commence on the date first written above and shall be in effect for TWO (2) YEARS from the date hereof.

     3.   Stock Transfer Records.
          -----------------------
          Each of the stock certificates to which this irrevocable proxy shall apply shall be designated as subject to this irrevocable proxy on the transfer records of the Company.


     4.   Proxy Coupled with an Interest.
          -------------------------------
          This proxy is being given in conjunction with the organization of the Company, including the entering into either an employment or consulting agreement with the Stockholder. For this reason, among others, the Stockholder acknowledges and declares that, (a) this Agreement and the proxy hereby granted are irrevocable for the term set forth herein, and (b) the proxy granted hereby is coupled with an interest.

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     5.   Assignment, Etc. of Shares.
          ---------------------------
          During the term of this Agreement the Stockholder shall not sell, assign, pledge, hypothecate, or transfer any of the Shares unless the party purchasing, receiving, or obtaining an interest in such Shares agrees in writing to be bound by the terms of this Agreement; provided however, that if any of the Shares are sold in a broker transaction in which the Stockholder shall not solicit or arrange for the solicitation of orders to buy the Shares in anticipation of or in connection with such transaction, the terms of this Agreement shall cease as to the Shares so sold.

     6.   Representations and Warranties of the Stockholder.
          --------------------------------------------------
          The Stockholder represents and warrants that said shares are owned free and clear of all liens, encumbrances, other proxies, charges and assessments of every nature and subject to no restrictions with respect to transferability, and that, except for this Agreement, there are no outstanding options, contracts, calls, commitments, agreements, voting agreements, or demands of any character relating to the foregoing shares of the Company.

     7.   Default.
          --------
          Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by statute.

     8.   Governing Law.
          --------------
          This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of California, and any and all actions to enforce the provisions of this Agreement, shall be brought in a court of competent jurisdiction in the State of California and in no other place.

     9.   Successors and Assigns.
          -----------------------
          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

     10.  Partial Invalidity.
          -------------------
          If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

     11.  Interpretation of Agreement.
          ----------------------------
          This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

     12.  Amendment.
          ----------
          This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.


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     13.  Full Knowledge.
          ---------------
          By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

     14.  Headings.
          ---------
          The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     15.  Counterparts.
          -------------
          This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

          In Witness Whereof, the undersigned have executed this Agreement the day and year first above written.



     Proxyholder:   ____________________________________
                    Jason Daggett


     Stockholder:   ____________________________________

                    Schedule of Persons Granting Proxies

     Name                               Date of Proxy Agreement
     ----                               -----------------------
     Ivy Bailey                         August 11, 2005
     Jason Beck                         August 1, 2005
     Eric Chess Bronk                   May 17, 2005
     David Caplan                       April 25, 2005
     Miroslav Georgiev Chardakov        August 12, 2005
     Michael Christianson, Inc.         August 10, 2005
     Tracy Friden                       May 17, 2005
     Brittany Mason                     May 17, 2005
     Don Mason                          August 19, 2005
     Dimitar Petrov Mihaylov            August 12, 2005
     Petar Dimitrov Mihaylov            August 12, 2005
     Nicole C. Morris                   August 10, 2005
     Stephen Murphy                     June 16, 2005
     Charles C. Peters                  July 8, 2005
     Brett Pojunis                      August 6, 2005
     Gillian Reese                      June 1, 2005
     Hilda Showalter                    June 5, 2005
     Erica Smith                        August 1, 2005
     Shirley Smith                      June 1, 2005
     BJ Sulkowski III                   August 1, 2005
     Ivan Panchev Velichkov             August 12, 2005
     Patricia Wardle Trust              June 1, 2005
